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As filed with the Securities and Exchange Commission on September 30, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST BUSEY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	37-1078406 (I.R.S. Employer Identification Number)

100 W. University Avenue
Champaign, Illinois 61820
(217) 365-4516
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Van A. Dukeman
President and Chief Executive Officer
First Busey Corporation
100 W. University Avenue
Champaign, Illinois 61820
(217) 365-4516
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert M. Fleetwood
Joseph T. Ceithaml
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)

Common Stock, $0.001 par value per share(3)		$	$

Preferred Stock, $0.001 par value per share(3)

Debt Securities(4)

Warrants(5)

Subscription Rights(6)

Units

Depositary Shares(7)

Total for securities to be offered by Registrant:			$250,000,000	$29,025

(1)
There are being registered an indeterminate number of securities as shall have an aggregate offering price not to exceed $250,000,000. This registration statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(2)
This fee is calculated in accordance with Rule 457(o). The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $250,000,000, and the amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933.

(3)
Shares of preferred stock or common stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(4)
The debt securities to be offered hereunder will consist of one or more series of senior debt securities, subordinated debt securities or junior subordinated debt securities, or any thereof, as more fully described herein.

(5)
Warrants exercisable for common stock, preferred stock, depositary shares or debt securities.

(6)
Rights evidencing the right to purchase common stock, preferred stock, depositary shares or debt securities.

(7)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

* * *

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 30, 2011

PROSPECTUS

$250,000,000

FIRST BUSEY CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
Depositary Shares

        We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $250,000,000.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

        Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol "BUSE." Our principal executive offices are located at 100 W. University Avenue, Champaign, Illinois 61820 and our telephone number is (217) 365-4516.

        Investing in our securities involves risks. You should refer to the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 30, 2011.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC"), which we refer to as the SEC, using a shelf registration process on Form S-3. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $250,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find Additional Information."

        This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" before you invest.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.

        Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        In this prospectus, the terms "First Busey," "Company," "we," "us" and "our" refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to "Busey Bank" and "Bank" mean Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois. Busey Bank is our wholly-owned banking subsidiary.

FIRST BUSEY CORPORATION

        We are a $3.5 billion financial holding company headquartered in Champaign, Illinois. We conduct a broad range of financial services through our banking and non-banking subsidiaries. Our principal banking subsidiary is Busey Bank, which has locations in Illinois, Florida and Indiana. We conduct the business of banking and related services through Busey Bank, fiduciary and wealth management services through Busey Wealth Management, Inc. and retail payment processing through FirsTech, Inc. On July 31, 2007, we completed a merger of equals transaction with Main Street Trust, Inc. In connection with that merger, in November 2007, we combined Main Street Bank & Trust, Main Street's banking subsidiary, with Busey Bank and we combined Main Street Bank & Trust's trust department with Busey Trust Company, a subsidiary of Busey Wealth Management. As of June 30, 2011, we had total assets of $3.5 billion, total deposits of $2.8 billion and total stockholders' equity of $429.8 million.

        Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $3.4 billion as of June 30, 2011. Busey Bank has 41 locations, including 33 in central and east-central Illinois, seven in southwest Florida and one in

Indianapolis, Indiana. On August 28, 2009, we merged our other banking subsidiary, Busey Bank, N.A., a national bank formed in 1999 with its main office in Fort Myers, Florida, that had total assets of $420.1 million as of June 30, 2009, with and into Busey Bank. Following the merger, Busey Bank continued operating the Florida locations formerly operated by Busey Bank, N.A.

        Busey Bank offers a full range of banking services, including commercial, agricultural and real estate loans, and retail banking services, including accepting customary types of demand and savings deposits, making individual, consumer, installment, first mortgage and second mortgage loans, offering money transfers, safe deposit services, IRA, Keogh and other fiduciary services, automated banking and automated fund transfers. Busey Bank's principal sources of income are interest and fees on loans and investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses. Busey Bank's primary markets are downstate Illinois, southwest Florida and central Indiana.

        Busey Wealth Management, which is headquartered in Champaign, Illinois, provides asset management, brokerage and fiduciary services to individuals, businesses and foundations. It oversaw approximately $3.8 billion in assets as of June 30, 2011. For individuals, Busey Wealth Management provides financial planning, investment management, retirement planning, brokerage and trust and estate advisory services. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, it provides services such as investment management, investment strategy consulting and fiduciary services.

        FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers the following pay processing solutions: walk-in payments processing for payments delivered by customers to retail pay agents; online bill payment solutions for payments made by customers on a billing company's website; customer service payments for payments accepted over the telephone; direct debit services; electronic concentration of payments delivered by the Automated Clearing House network; money management software and credit card networks; and lockbox remittance processing of payments delivered by mail. FirsTech had 3,100 agent locations in 38 states as of June 30, 2011.

        Our principal executive offices are located at 100 W. University Ave., Champaign, Illinois 61820, and our telephone number is (217) 365-4516.

        We maintain an Internet website at www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find Additional Information" and "Documents Incorporated by Reference" in this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.

        We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2010, as well as for the six-month period ended June 30, 2011. No shares of our preferred stock were outstanding during the years ended December 31, 2008, 2007 and 2006, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred stock dividends for these years are the same as the ratios of earnings to fixed charges.

	For the six months ended June 30, 2011	For the years ended December 31,
		2010	2009		2008		2007	2006
Ratio of earnings to fixed charges:
Excluding interest on deposits	10.80	6.17	—	(1)	—	(5)	3.74	3.94
Including interest on deposits	2.96	1.84	—	(2)	0.45		1.44	1.62
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	5.42	3.85	—	(3)	—	(5)	3.74	3.94
Including interest on deposits	2.57	1.74	—	(4)	0.45		1.44	1.62

(1)
The earnings coverage ratio, excluding interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $388.8 million.

(2)
The earnings coverage ratio, including interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $328.7 million.

(3)
The earnings coverage ratio, including preferred stock dividends and excluding interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $384.0 million.

(4)
The earnings coverage ratio, including preferred stock dividends and including interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $323.9 million.

(5)
The earnings coverage ratio, excluding interest on deposits, for the year ended December 31, 2008, was inadequate to cover the fixed charges. The coverage deficiency for the period was $37.6 million.

        For purposes of computing the ratios of earnings to fixed charges:

  •
  earnings represent income from continuing operations before income taxes, plus fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest on long-term debt, discount amortization and preferred stock dividends; and

  •
  fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest on long-term debt, discount amortization and preferred stock dividends.

DESCRIPTION OF CAPITAL STOCK

General

        We have the authority to issue 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2011, we had 88,287,132 shares of common stock issued and 86,596,527 shares outstanding. Additionally, as of the date of this prospectus, 72,664 shares of preferred stock have been designated Senior Non-Cumulative Perpetual Preferred Stock, Series C, which we refer to as our Series C Preferred Stock, all of which are issued and outstanding. No shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series T, which we refer to as our Series T Preferred Stock, were issued and outstanding as of the date of this prospectus.

        The following description of the material terms of our capital stock and of our articles of incorporation and bylaws is only a summary. You should refer to our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, for their complete terms.

Common Stock

        General.    Under our articles of incorporation, as amended, we have the authority to issue 200,000,000 shares of our common stock, par value $0.001 per share, of which 88,287,132 shares were issued and 86,596,527 shares were outstanding as of June 30, 2011. As of June 30, 2011, there were 1,194,672 shares of our common stock underlying options that have been issued pursuant to our equity incentive plans. Additionally, we have reserved 4,500,000 shares of our common stock for future issuance under our equity incentive and employee stock purchase plans. Additionally, we have reserved 573,833 shares of our common stock underlying the warrants that are currently held by the United States Department of the Treasury (the "U.S. Treasury") and issued in connection with our participation in the Capital Purchase Program. Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol "BUSE."

        Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.

        Voting Rights.    Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

        Liquidation Rights.    Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding, including the holders of shares of our Series C Preferred Stock.

        Dividends Payable on Shares of Common Stock.    In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment. As a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred securities) in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company's net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company's capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

        Most of our revenues available for the payment of dividends derive from amounts paid to us by the Bank. There are various statutory limitations that limit the ability of the Bank to pay dividends to us. Busey Bank is a state-charted bank and is subject to the laws and regulations of the Illinois Department of Financial and Professional Regulation and to the regulations of the Federal Deposit Insurance Corporation. If a bank's primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice.

        Under the Illinois Banking Act, Busey Bank generally may not pay dividends in excess of its net profits. Furthermore, under the Federal Deposit Insurance Corporation Improvement Act of 1991, a bank may not pay a dividend if the payment would cause it to become undercapitalized or if it is already undercapitalized. The federal agencies also have issued policy statements that provide that bank holding companies and insured banks generally should pay dividends only out of current operating earnings.

        Furthermore, as of June 30, 2011, we had outstanding $55.0 million of junior subordinated debentures issued to unconsolidated statutory trusts in connection with the issuance by the trusts of preferred securities. The terms of the junior subordinated debentures and the related trust preferred securities provide that we may defer interest on such instruments for up to 20 consecutive quarters. As of June 30, 2011, we were current on the interest payable pursuant to the junior subordinated debentures and the related trust preferred securities. However, if we elect in the future to defer interest on such instruments, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on the junior subordinated debentures and the related trust preferred securities.

        In addition, the dividend rights of holders of our common stock are qualified and subject to the dividend rights of holders of our Series C Preferred Stock described below under the caption "Description of Series C Preferred Stock—Priority of Dividends and Payments Upon Liquidation."

        Anti-Takeover Provisions.    Our articles of incorporation, as amended, and our by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Authorized Shares of Capital Stock.    Authorized but unissued shares of our common stock and preferred stock under our articles of incorporation could (within the limits imposed by applicable law and NASDAQ Marketplace Rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

        Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements.    Under our by-laws, a special meeting of our stockholders may be called only by: (i) the Chairman of our board of directors, our Chief Executive Officer or our President after receiving the written request of a majority of our board of directors; or (ii) by stockholders owning more than 50% of the total voting power of the outstanding stock entitled to vote generally in the election of our directors. Additionally, our by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

        State Anti-Takeover Laws.    Although under our articles of incorporation we have opted not to be governed by Nevada's anti-takeover law known as the "Combination with Interested Stockholders Statute," we may become subject to this provision in the future. In addition, the Nevada General Corporation Law contains a "Control Share Acquisition Statute," which does not currently apply to us.

        The Combination with Interested Stockholders Statute prevents "interested stockholders" and an applicable Nevada corporation from entering into a "combination" unless certain conditions are met. A combination means any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (c) representing 10% or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate thereof. A corporation may not engage in a "combination" within three years after the interested stockholder acquires his shares unless the combination or purchase is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or outside three years after the interested stockholder acquires his shares if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

        The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority and a majority or more, of the voting power of the corporation in the election of directors. Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become "Control Shares" and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Shares Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights. The Control Share Acquisition Statute currently does not apply to us because we do not have 100 or more stockholders of record who are residents of the State of Nevada.

Preferred Stock

        General.    We may issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

        A prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

  •
  the maximum number of shares in the series and the designation of the series;

  •
  the terms on which dividends, if any, will be paid;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the liquidation preference, if any;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  •
  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

  •
  the voting rights, if any, of the shares of the series; and

  •
  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in a prospectus supplement and other offering materials, if any, are not complete. You should refer to the certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

        Series C Preferred Stock.    On August 25, 2011, pursuant to the Small Business Lending Fund (the "SBLF"), we issued to the U.S. Treasury 72,664 shares of Series C Preferred Stock having a liquidation amount per share equal to $1,000 for a total price of $72,664,000. The Series C Preferred Stock has preferential dividend and liquidation rights over our common stock. The Series C Preferred Stock pays non-cumulative dividends at a rate set forth below. The Series C Preferred Stock is non-voting, except in limited circumstances. In addition, so long as any shares of our Series C Preferred Stock are outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series C Preferred Stock. The terms of the Series C Preferred Stock provide that we may not redeem the Series C Preferred Stock without regulatory approval. The U.S. Treasury has indicated that we are permitted to redeem the shares of Series C Preferred Stock at any time, without penalty or the need to raise additional capital, subject to the U.S. Treasury's consultation with the Federal Reserve.

        Dividends Payable on Shares of Series C Preferred Stock.    Holders of shares of Series C Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, non-cumulative cash dividends at a rate calculated as a percentage of the aggregate liquidation amount of the outstanding Series C Preferred Stock and is based on changes in the level of "Qualified Small Business Lending" or "QSBL" (as defined below) by the Company's wholly owned subsidiary, Busey Bank (the "Bank"). Based upon the increase in the Bank's level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period, which is from the date of issuance through September 30, 2011, has been set at 5%. For the 2nd through 10th calendar quarters, the annual dividend rate may be adjusted to between 1% and 5%, to reflect the amount of change in the Bank's level of QSBL. For the 11th calendar quarter through 4.5 years after issuance, the dividend rate will be fixed at between 1% and 7% based upon the increase in QSBL as compared to the baseline. After 4.5 years from issuance, the dividend rate will increase to 9% (including a quarterly lending incentive fee of 0.5%).

        Dividends are payable quarterly in arrears on each January 1, April 1, July 1 and October 1, each a dividend payment date, starting with October 1, 2011. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. The amount of dividends payable on Series C Preferred Stock on any date prior to the end of a dividend period, and for the initial dividend period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. Dividends payable with respect to the Series C Preferred Stock are payable to holders of record of shares of Series C Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

        If we determine not to pay any dividend or a full dividend with respect to the Series C Preferred Stock, we must provide written notice to the holders of shares of the Series C Preferred Stock within 5 calendar days stating our rationale for not declaring dividends.

        "Qualified Small Business Lending," or "QSBL," is defined as the sum of all lending by the Bank of the following types:

            (i)  commercial and industrial loans;

           (ii)  owner-occupied, nonfarm, nonresidential real estate loans;

          (iii)  loans to finance agricultural production and other loans to farmers; and

          (iv)  loans secured by farmland.

        SBLF-qualified loans in any one or more of the four general categories identified above are further conditioned by the requirement that they may not be greater than $10 million in original principal commitment and must only be made to businesses that have no more than $50 million in annual revenues. The business's annual revenues are calculated at the end of the most recent fiscal year end that is immediately prior to the small business loan origination date.

        To calculate the maximum $10 million amount of lending, the Bank will be required to aggregate loan commitments made to the same borrower or its affiliates and must treat these separate commitments as a single loan. The aggregated loans must not exceed the $10 million maximum to be treated as QSBL. In addition, when calculating the maximum loan amount, the Bank may exclude the portion guaranteed by the United States from the loan amounts. If a third party has assumed an economic interest in any part of a loan, that portion is also excluded.

        Priority of Dividends and Payments Upon Liquidation.    With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C Preferred Stock will rank:

  •
  senior to our common stock and all other equity securities designated as ranking junior to the Series C Preferred Stock; and

  •
  at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

        The terms of the Series C Preferred Stock impose limits on the Company's ability to pay dividends on and repurchase shares of its common stock and other securities. In general, the Company may declare and pay dividends on its common stock or any other stock junior to the Series C Preferred Stock, or repurchase shares of any such stock, only if after payment of such dividends or repurchase of such shares the Company's Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital (as defined and set forth in the certificate of designation), excluding any subsequent net charge-offs and any redemption of the Series C Preferred Stock (the "Tier 1 Dividend Threshold"). The Tier 1 Dividend Threshold is subject to reduction, beginning on the 2nd anniversary and ending on the 10th anniversary of issuance of the Series C Preferred Stock, by 10% for each 1% increase in the Bank's QSBL over the baseline level.

        If, however the Company fails to declare and pay dividends on the Series C Preferred Stock in a given quarter, then during such quarter and for the next three quarters following such missed dividend payment the Company may not pay dividends on or repurchase any common stock or any other securities that are junior to (or in parity with) the Series C Preferred Stock, except that dividends may be paid on parity stock to the extent necessary to avoid any material breach of a covenant by which the Company is bound.

        When dividends have not been declared and paid in full for an aggregate of four dividend periods or more, and if during such time we were not subject to a regulatory determination that prohibited the declaration and payment of dividends, we must deliver, within 5 calendar days of each missed payment, to the holders of the Series C Preferred Stock a certificate executed by at least a majority of the board of directors stating that the board used its best efforts to declare and pay such dividends in a manner consistent with (i) safe and sound banking practices and (ii) the directors' fiduciary obligations. In addition, when dividends have not been declared and paid in full for an aggregate of five or six dividend periods or more, the holders of the Series C Preferred Stock obtain certain voting rights described under the caption "Description of Series C Preferred Stock—Voting Rights."

        If any Series C Preferred Stock remains outstanding on the 10th anniversary of issuance, the Company may not pay any further dividends on its common stock or any other junior stock until the Series C Preferred Stock is redeemed in full.

        Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the Series C Preferred Stock will not be entitled to participate in any such dividend.

        Conversion Rights.    Holders of the Series C Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

        Redemption.    We may, at our option, subject to the approval of the Federal Reserve, redeem in whole or in part, at any time and from time to time, the Series C Preferred Stock out of the funds legally available therefor, subject to notice as described below. Moreover, if there is a change in law after August 25, 2011 that modifies the terms of the U.S. Treasury's investment in the Series C Preferred Stock or the terms of the SBLF in a materially adverse respect for the Company, we may, after consultation with the Federal Reserve, redeem all of the shares of the Series C Preferred Stock outstanding at the time.

        In any redemption, the redemption price will be an amount equal to the sum of the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption and the pro rata amount of the lending fee for the current dividend period. The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

        If we seek to redeem fewer than all of the outstanding shares of Series C Preferred Stock, we will select the shares we will redeem either pro rata from the holders of record of shares of Series C Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable. However, in any event the shares to be redeemed shall not be less than: (i) the amount equal to 25% of the aggregate liquidation amount of Series C Preferred Stock issued on the original issue date or (ii) all of the outstanding Series C Preferred Stock, if the aggregate liquidation preference of the outstanding Series C Preferred Stock is less than the amount set forth in the preceding clause (i).

        We will mail notice of any redemption of Series C Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, but failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C Preferred Stock designated for redemption will not affect the redemption of any other Series C Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series C Preferred Stock we will redeem (and, if less than all shares of Series C Preferred Stock held by the applicable holder, the number of shares we will redeem from the holder).

        Shares of Series C Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

        Liquidation Rights.    If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment.

        Holders of the Series C Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series C Preferred Stock.

        If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C Preferred Stock has been paid in full to all holders of Series C Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, exchange or lease of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, including a merger or consolidation in which the holders of the Series C Preferred Stock receive cash, securities or other property for their shares, will constitute a liquidation, dissolution or winding-up of our affairs.

        Voting Rights.    Except as indicated below or otherwise required by law, the holders of Series C Preferred Stock will not have any voting rights.

        If the dividends on the Series C Preferred Stock have not been paid for an aggregate of five dividend periods or more, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and, in this respect, must give such representative copies of all notices, minutes, consents, and other materials that we provided to our directors in connection with such meetings. The holders of the Series C Preferred Stock are not obligated to select such a representative, nor such representative, if selected, obligated to attend any meeting to which he or she is invited. The rights of the holders of the Series C Preferred Stock to appoint an observer will terminate when full dividends have been timely paid on the Series C Preferred Stock for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series C Preferred Stock for five or more dividend periods.

        If the dividends on the Series C Preferred Stock have not been paid for an aggregate of six dividend periods or more, whether or not consecutive, and the aggregate liquidation preference of the then-outstanding shares of the Series C Preferred Stock is at least $25,000,000, our authorized number of directors will be automatically increased by two and the holders of the Series C Preferred Stock, voting as a single class, have the right, but not the obligation, to elect two preferred stock directors to fill the newly created directorships at the Company's next annual meeting of stockholders and at each subsequent annual meeting until full dividends have been paid on the Series C Preferred Stock for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series C Preferred Stock for six or more dividend periods.

        It will be a qualification for election of any preferred stock director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

        Upon the termination of the right of the holders of Series C Preferred Stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series C Preferred Stock had been entitled to elect. The holders of a majority of shares of Series C Preferred Stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series C Preferred Stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

        So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our articles of incorporation, the written consent of (i) the U.S. Treasury if the U.S. Treasury holds any shares of the Series C Preferred Stock, or (ii) the holders of a majority of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class, if the U.S. Treasury does not hold any shares of Series C Preferred Stock, shall be necessary for effecting or validating:

  •
  any amendment or alteration of the certificate of designation for the Series C Preferred Stock or the articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company;

  •
  any amendment, alteration or repeal of any provision of the certificate of designation for the Series C Preferred Stock or the articles of incorporation (including, unless no vote on such merger or consolidation is required, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock;

  •
  any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Series C Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series C Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole, provided that in all cases, our obligations are assumed by the resulting entity or its ultimate parent;

  •
  any sale of all, substantially all, or any material portion of, the assets of the Company, if the Series C Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

  •
  any consummation of a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of the Series C Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Company or the acquiror. Any such holding company preferred stock shall have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (i) any increase in the amount of our authorized shares of preferred stock, and (ii) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and will not require the vote or consent of, the holders of the Series C Preferred Stock.

        Holders of the Series C Preferred Stock will each be entitled one vote for each $1,000 of liquidation preference to which such holder's shares of Series C Preferred Stock are entitled.

        No vote or consent of the holders of the Series C Preferred Stock is required if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect the redemption.

        A "Holding Company Transaction" means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of First Busey representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate First Busey for GAAP purposes, or (b) any consolidation or merger of First Busey or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), First Busey or the acquiror is or becomes a bank holding company or savings and loan holding company.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities will be:

  •
  our direct unsecured general obligations;

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  either senior debt securities, subordinated debt securities or junior subordinated debt securities; and

  •
  issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

        We may issue debt securities in one or more series.

        If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities or junior subordinated debentures, we will issue them under a subordinated indenture. A form of each indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. We have not restated the contemplated terms of either indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

        Because we are a holding company, our right and, accordingly, the right of our creditors and stockholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

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  the issuer of the debt securities;

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  the co-issuers of the debt securities, if any;

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  the guarantors of the debt securities, if any;

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  whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, whether or not they are junior to any other subordinated debt securities;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

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  the assets, if any, that are pledged as security for the payment of the debt securities;

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  the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

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  whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

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  the prices at which we will issue the debt securities;

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  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

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  the dates on which the principal of the debt securities will be payable;

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  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

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  any conversion or exchange provisions;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares

  •
  any changes to or additional events of default or covenants; and

  •
  any other terms of the debt securities.

        We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe certain U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

        If specified in the prospectus supplement relating to a series of debt securities, subsidiaries of ours that are specified in the prospectus supplement may unconditionally guarantee to each holder and the trustee, on a joint and several basis (but subject, with respect to the Bank, to obtaining any required regulatory approvals), the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series may be guaranteed by all subsidiaries other than subsidiaries without material assets. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

        The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the senior indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the senior indebtedness of the issuer. "Senior indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Consolidation, Merger or Asset Sale

        Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow us to sell, lease, transfer or otherwise dispose of all or substantially all of our assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of applicable indenture covenants.

        However, each indenture will impose requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of our assets, including:

  •
  the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring entity must assume our obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no event of default may exist.

        The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture, and we will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

        We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of an indenture or waiver may:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the principal of or change the fixed maturity of any debt security;

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  reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

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  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive an event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

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  except as otherwise permitted under the indenture, release any lien or encumbrance that may have been granted with respect to the debt securities;

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  make any debt security payable in currency other than that stated in the debt securities;

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  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

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  except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form of terms of any series of debt securities;

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  to cure any ambiguity, defect or inconsistency;

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  to provide for uncertificated notes in addition to or in place of certified notes;

  •
  to provide for the assumption of our or a guarantor's obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of our or a guarantor's assets;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of us, any co-issuer or guarantor, as applicable;

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  to add or release co-issuers pursuant to the terms of the indenture;

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  to add or release guarantors pursuant to the terms of the indenture;

  •
  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, materially adversely affect the rights under the indenture of any holder of debt securities;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

  •
  to add any additional events of default; or

  •
  to secure the debt securities and/or the guarantees.

Events of Default and Remedies

        Unless otherwise indicated in the prospectus supplement, an "event of default," when used in an indenture, will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay when due the principal of or any premium on any debt security of that series;

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  failure to pay, within 90 days of the due date, interest on any debt security of that series;

  •
  failure to pay when due any sinking fund payment with respect to any debt securities of that series;

  •
  failure to comply with the requirements described under "—Consolidation, Merger or Asset Sale";

  •
  failure to perform any other covenant in the indenture and such non-performance continues for the time period set forth in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided under the terms of the debt securities of that series.

        An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

        The indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. The indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts in integral multiples of $1,000.

No Personal Liability

        None of the past, present or future incorporators, directors, officers, employees, stockholders, managers, members or trustees of us, any co-issuer or any guarantor will have any liability for the obligations of our company, any co-issuer or any guarantors under the indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective with respect to claims arising under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

        The trustee initially will act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series may be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        Unless the prospectus supplement and the indenture state otherwise, we will not be required:

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  to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

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  to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to Senior Debt Securities

        Senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. Any senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement with respect to the issuance of any senior debt securities.

Provisions Relating only to the Subordinated Debt Securities

        Subordination.    The subordinated debt securities will be subordinate to all of our existing and future senior debt. "Senior debt" includes senior debt securities and means:

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  any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments;

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  our obligations under letters of credit;

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  any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

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  any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities.

        Our junior subordinated debt securities will rank junior to the subordinated debt securities.

        If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full.

        If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt, the holders of subordinated debt securities, together with the holders of any of our other obligations ranking equal with those subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

        If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the senior debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders.

        Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

        No Limitation on Amount of Senior Debt.    The subordinated indenture will not limit the amount of senior debt that we, any co-issuer or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York, or DTC. This means that we would not issue certificates to each holder. Instead, one or more global debt securities would be issued to DTC, which would keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant would then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, which are referred to as direct participants, deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

        We will wire all payments on global debt securities to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on global debt securities, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and, in either event, a successor depositary is not appointed by us within 90 days; or

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  we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

        Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

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  either:

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  all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

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  all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, with respect to principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

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  we have paid or caused to be paid all other sums payable by us under the indenture; and

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  we have delivered an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

        Unless the prospectus supplement and the indenture state otherwise, each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

        Resignation or Removal of Trustee.    If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

        Limitations on Trustee if It Is Our Creditor.    Each indenture will contain limitations on the right of the trustee, if it becomes a creditor of an issuer or a guarantor, to obtain payment of claims, or to realize on property it may receive in respect of any such claim as security or otherwise.

        Annual Trustee Report to Holders of Debt Securities.    The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

        Certificates and Opinions to Be Furnished to Trustee.    Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

        The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

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  the title and aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the title, amount and terms of the securities purchasable upon exercise of the warrants;

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  the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

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  the date, if any, on and after which the warrants and the related securities will be separately transferable;

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  the price at which the related securities may be purchased upon exercise of the warrants;

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  the exercise period for the warrants;

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  the minimum or maximum number of warrants which may be exercised at any one time;

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  any applicable anti-dilution, redemption or call provisions;

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  any applicable book-entry provisions; and

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  any other terms of the warrants.

        In connection with the sale of the Series T Preferred Stock to the U.S. Treasury, we also issued to the U.S. Treasury a warrant to purchase shares of our common stock, which we refer to herein as the Treasury Warrant. Since March 31, 2010, the Treasury Warrant provides the U.S. Treasury an option to purchase up to 573,833 shares of our common stock. The Treasury Warrant has a 10-year term and is currently exercisable, with an exercise price, subject to anti-dilution adjustments, equal to $13.07 per share. The Treasury Warrant, and all rights under such warrant, are freely transferable by the U.S. Treasury. The U.S. Treasury has agreed not to exercise voting power with respect to any common shares issued upon exercise of the Treasury Warrant. We may engage in negotiations from time to time with the U.S. Treasury or a third party in order to redeem the Treasury Warrant.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See "Where You Can Find Additional Information" for information on how to obtain copies.

        Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

        The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any applicable U.S. federal income tax considerations.

        In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

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  the record date for stockholders entitled to receive the subscription rights;

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  the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

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  the exercise price of the subscription rights;

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  whether the subscription rights are transferable;

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  the period during which the subscription rights may be exercised and when they will expire;

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  the steps required to exercise the subscription rights;

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  whether the subscription rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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  whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement.

        If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

        After the close of business on the expiration date, all unexercised subscription rights will become void.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

        A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

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  the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

        This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Specific Terms of Depositary Shares

        Dividends.    The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

        Conversion or Exchange Rights.    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

        Redemption.    If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

        Voting Rights.    When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        Taxation.    Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

        Amendment and Termination of the Deposit Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

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  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; in the over-the-counter market; in transactions otherwise than on such exchanges or in the over-the-counter market; or through the writing of options.

        We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We or agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions they may be paid in that offering.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

        The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, management's long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in the "Risk Factors" section of a prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and elsewhere in our periodic and current reports filed with the SEC.

        Because of those risks and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though our situation may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these separately filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading "Where You Can Find Additional Information." The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus is considered to be part of this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2011 that are incorporated therein;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2011, filed with the SEC on May 6, 2011; and (ii) June 30, 2011, filed with the SEC on August 5, 2011;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 26, 2011 (except for the information furnished under Item 2.02 thereof), March 4, 2011, April 26, 2011 (except for the information furnished under Item 2.02 thereof), May 20, 2011, June 3, 2011, July 12, 2011, July 26, 2011 (except for the information furnished under Item 2.02 thereof), and August 25, 2011; and

  •
  Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide you with a copy of any information that we incorporate by reference into the registration statement on Form S-3 or this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

First Busey Corporation
Attention: Corporate Secretary
100 W. University Ave.
Champaign, Illinois 61820
Telephone number: (217) 365-4516

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our special counsel in the State of Nevada, Lewis and Roca LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the effectiveness of First Busey Corporation's internal control over financial reporting as of December 31, 2010, have been incorporated in this prospectus by reference to First Busey's Annual Report on Form 10-K for the year ended December 31, 2010 in reliance on the report of McGladrey & Pullen LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. We will pay all of these expenses. All expenses other than the SEC registration fee are estimated pursuant to the instruction to Item 511 of Regulation S-K.

Approximate Amount
SEC Registration Fee	$29,025
Accounting Fees and Expenses	8,000
Legal Fees and Expenses	15,000
Miscellaneous	4,975

Total	$57,000

Item 15.    Indemnification of Directors and Officers.

        Subsection 1 of Section 78.7502 of the Nevada Revised Statutes Annotated, or the Nevada RSA, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

        Subsection 2 of Section 78.7502 of the Nevada RSA empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.7502 of the Nevada RSA further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense.

        Section 78.751 of the Nevada RSA provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        Section 78.751 of the Nevada RSA further provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada RSA empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 78.7502.

        Article Tenth of our articles of incorporation provides that no director or officer shall be personally liable to the us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of distributions in violation of Section 78.300 of the Nevada RSA.

        Our bylaws provide that we shall have the power to indemnify and hold harmless any current or former director, officer, agent or employee of the Company to the fullest extent legally permissible under the Nevada RSA from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Consistent with the power conferred to corporations under Section 78.751 of the Nevada RSA, our bylaws further provide that our board of directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Item 16.    Exhibits.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
3.1
Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv) the Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series C, dated August 23, 2011.
3.2
First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey's Form 8-K dated November 18, 2008, filed with the SEC on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

3.3	*	Form of Certificate of Designations for issuance of Preferred Stock, $0.001 par value per share.
4.1
Form of Stock Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series C (filed as Exhibit 4.1 to First Busey's Form 8-K dated August 25, 2011, filed with the SEC on August 25, 2011 (Commission File No. 0-15950), and incorporated herein by reference).

4.2	*	Form of senior indenture.

4.3	*	Form of subordinated indenture.

4.4	*	Form of senior debt security.

4.5	*	Form of subordinated debt security.

4.6	*	Form of debt warrant agreement (including debt warrant certificate).

4.7	*	Form of preferred stock warrant agreement (including preferred stock warrant certificate).

4.8	*	Form of common stock warrant agreement (including common stock warrant certificate).

4.9	*	Form of subscription certificate.

4.10	*	Form of subscription agent agreement.

4.11	*	Form of unit agreement (including unit certificate).

4.12	*	Form of depositary agreement (including depositary receipt).
4.13
Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey's Form 8-K dated March 4, 2009, filed with the SEC on March 9, 2009 (Commission File No. 0-15950) , and incorporated herein by reference).
5.1		Opinion of Lewis & Roca LLP (including consent).

8.1	*	Form of tax opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
12.1		Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends for Six-Month Period Ended June 30, 2011 and for the Years Ended December 31, 2010, 2009, 2008, 2007 and 2006.
23.1		Consent of McGladrey & Pullen LLP.
23.2		Consent of Lewis & Roca LLP (included in Exhibit 5.1).

Exhibit Number		Description
24.1		Power of Attorney (included in the signature page to the registration statement).

25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the senior indenture and subordinated indenture.

*
To be filed by amendment or by report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (a)

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on September 30, 2011.

FIRST BUSEY CORPORATION
By:	/s/ VAN A. DUKEMAN Van A. Dukeman President and Chief Executive Officer
By:	/s/ DAVID B. WHITE David B. White Executive Vice President and Chief Financial Officer

 POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Van A. Dukeman and David B. White, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Van A. Dukeman and David B. White, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VAN A. DUKEMAN Van A. Dukeman	Director; President and Chief Executive Officer (principal executive officer)	September 30, 2011
/s/ DAVID B. WHITE David B. White	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	September 30, 2011
/s/ GREGORY B. LYKINS Gregory B. Lykins	Chairman	September 30, 2011
/s/ DAVID J. DOWNEY David J. Downey	Director	September 30, 2011
/s/ E. PHILLIPS KNOX E. Phillips Knox	Director	September 30, 2011
/s/ V.B. LEISTER, JR. V.B. Leister, Jr.	Director	September 30, 2011
/s/ JOSEPH M. AMBROSE Joseph M. Ambrose	Director	September 30, 2011

Signature	Title	Date

/s/ AUGUST C. MEYER, JR. August C. Meyer, Jr.	Director	September 30, 2011
/s/ GEORGE T. SHAPLAND George T. Shapland	Director	September 30, 2011
/s/ THOMAS G. SLOAN Thomas G. Sloan	Director	September 30, 2011

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

3.1		Amended and Restated Articles of Incoporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv) the Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series C, dated August 23, 2011.

3.2		First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey's Form 8-K dated November 18, 2008, filed with the SEC on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

3.3	*	Form of Certificate of Designations for issuance of Preferred Stock, $0.001 par value per share.

4.1		Form of Stock Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series C (filed as Exhibit 4.1 to First Busey's Form 8-K dated August 25, 2011, filed with the SEC on August 25, 2011 (Commission File No. 0-15950), and incorporated herein by reference).

4.2	*	Form of senior indenture.

4.3	*	Form of subordinated indenture.

4.4	*	Form of senior debt security.

4.5	*	Form of subordinated debt security.

4.6	*	Form of debt warrant agreement (including debt warrant certificate).

4.7	*	Form of preferred stock warrant agreement (including preferred stock warrant certificate).

4.8	*	Form of common stock warrant agreement (including common stock warrant certificate).

4.9	*	Form of subscription certificate.

4.10	*	Form of subscription agent agreement.

4.11	*	Form of unit agreement (including unit certificate).

4.12	*	Form of depositary agreement (including depositary receipt).

4.13		Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey's Form 8-K dated March 4, 2009, filed with the SEC on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1		Opinion of Lewis & Roca LLP (including consent).

8.1	*	Form of tax opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

12.1		Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends for Six-Month Period Ended June 30, 2011 and for the Years Ended December 31, 2010, 2009, 2008, 2007 and 2006.

23.1		Consent of McGladrey & Pullen LLP.

23.2		Consent of Lewis & Roca LLP (included in Exhibit 5.1).

Exhibit Number		Description
24.1		Power of Attorney (included in the signature page to the registration statement).

25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the senior indenture and subordinated indenture.

*
To be filed by amendment or by report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.